                                                                    EXHIBIT 4.1






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                       CORRECTIONS CORPORATION OF AMERICA
                 (formerly known as Prison Realty Trust, Inc.),

                                   AS ISSUER,

                                       AND

                         U.S. BANK NATIONAL ASSOCIATION
             (formerly known as State Street Bank And Trust Company)

                                   AS TRUSTEE

                          THIRD SUPPLEMENTAL INDENTURE

                            DATED AS OF JULY 10, 2003

             Supplementing the Indenture, dated as of June 10, 1999,
                between Prison Realty Trust, Inc., as Issuer, and
                State Street Bank and Trust Company, as Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of June 11, 1999, between Prison Realty Trust, Inc., as Issuer, and State Street Bank and Trust Company, as Trustee, relating to the 12% Senior Notes due 2006 of Prison Realty Trust, Inc., and as further amended and supplemented by the Second Supplemental Indenture, dated as of April 24, 2002, between Corrections Corporation of America (formerly known as Prison Realty Trust, Inc.) and State
                          Street Bank and Trust Company

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                          THIRD SUPPLEMENTAL INDENTURE

         This THIRD SUPPLEMENTAL INDENTURE, dated as of July 10, 2003 (this "Third Supplemental Indenture"), to the INDENTURE, dated as of June 10 1999, between Corrections Corporation of America, a Maryland corporation, formerly known as Prison Realty Trust, Inc. (the "Company"), and U.S. Bank National Association, a national banking association, formerly known as State Street Bank and Trust Company, as trustee (the "Trustee") (the "Original Indenture"), as amended and supplemented by that certain FIRST SUPPLEMENTAL INDENTURE, dated as of June 11, 1999, between the Company and Trustee (the "First Supplemental Indenture") and that certain SECOND SUPPLEMENTAL INDENTURE, dated as of April 24, 2002 between the Company and the Trustee (the "Second Supplemental Indenture" and, together with the Original Indenture and the First Supplemental Indenture, the "Existing Indenture"), is by and between the Company and Trustee.

                                   WITNESSETH:

         WHEREAS, the Company has previously executed and delivered to the Trustee the Original Indenture, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture providing for, among other things, the creation and issuance by the Company of its 12% Senior Notes due 2006 (the "Securities");

         WHEREAS, Section 8.02 of the First Supplemental Indenture provides that the Company and the Trustee may amend or supplement the Existing Indenture, and the Securities issued pursuant thereto with the written consent of the Holders (as defined in the First Supplemental Indenture) of not less than a majority in principal amount of the outstanding Securities, subject to certain exceptions specified in Section 8.02 of the First Supplemental Indenture;

         WHEREAS, Section 8.02 of the First Supplemental Indenture also provides that Section 11.02 of the Original Indenture regarding amending or eliminating any of the provisions of the Original Indenture shall not apply to the Securities;

         WHEREAS, the definition of "Outstanding" in the Original Indenture provides that, in determining whether the Holders of the requisite principal amount of Debt Securities Outstanding have performed any act under the Existing Indenture, Debt Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding;

         WHEREAS, a member of the Board of Directors of the Company, who is an Affiliate of the Company as defined in the Existing Indenture, owns $2,000,000 principal amount of the Securities (the "Affiliate Securities");

         WHEREAS, the Company is offering to purchase for cash on the terms and subject to the conditions set forth in an offer to purchase (the "Tender Offer") all outstanding Securities;

         WHEREAS, all other conditions and requirements necessary to make this Third Supplemental Indenture a valid, binding and legal instrument enforceable in accordance with its terms have been performed and fulfilled by the parties hereto, and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

         NOW THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

         1. DEFINITIONS. For all purposes of the Existing Indenture and this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) References. The terms "herein," "hereof" and other words of similar import refer to the Existing Indenture and this Third Supplemental Indenture as a whole and not to any particular article, section or other subdivisions; and

         (b) Capitalized Terms. All capitalized terms used in this Third Supplemental Indenture but not defined herein shall have the meanings assigned to such terms in the Existing Indenture.

         2. AMENDMENT OF CERTAIN PROVISIONS OF ARTICLE 6 OF THE FIRST SUPPLEMENTAL INDENTURE. From and as of the Operational Time, Article 6 of the First Supplemental Indenture shall amended as follows:

         (a) Section 6.02 of the First Supplemental Indenture shall be amended by adding the following clause immediately preceding the period at the end of the first sentence of Section 6.02:

             "and such Securities shall be deemed to have been repaid in full".

         (b) Section 6.03 of the First Supplemental Indenture shall be deleted in its entirety.

         (c) Section 6.04 of the First Supplemental Indenture shall be amended by deleting subsections (b), (c), (d), (e), (f) and (g) thereof in their entirety and substituting the following therefor:

             (b)      [INTENTIONALLY OMITTED.]

             (c)      [INTENTIONALLY OMITTED.]

             (d)      [INTENTIONALLY OMITTED.]

             (e)      [INTENTIONALLY OMITTED.]

             (f)      [INTENTIONALLY OMITTED.]

             (g)      [INTENTIONALLY OMITTED.]"

         3. AMENDMENT OF CERTAIN PROVISIONS OF ARTICLE 8 OF THE FIRST SUPPLEMENTAL INDENTURE. Section 8.05 of the First Supplemental Indenture is hereby amended by deleting said section in its entirety.

         4.  EFFECT OF THIRD SUPPLEMENTAL INDENTURE; OPERATION OF AMENDMENTS.

         (a) Effect of Third Supplemental Indenture. In accordance with Section
8.03 of the First Supplemental Indenture, upon the execution of this Third Supplemental Indenture, the Existing

Indenture shall be modified in accordance herewith, and this Third Supplemental Indenture shall form a part of the Existing Indenture for all purposes; and every Holder of the Securities heretofore authenticated and delivered under the Existing Indenture shall be bound hereby. Except as modified by this Third Supplemental Indenture, the Existing Indenture and the Securities, and the rights of the Holders of the Securities thereunder, shall remain unchanged and in full force and effect.

         (b) Operation of Amendments. The provisions of this Third Supplemental Indenture shall not become operative until the date and time (such date and time, the "Operational Time") the Company notifies (in writing) the Trustee, that the Company has purchased Securities tendered and not withdrawn pursuant to the Tender Offer. In the event the Company notifies (in writing) the Trustee that it has withdrawn or terminated the Tender Offer prior to the Operational Time, this Third Supplemental Indenture shall be terminated and be of no force or effect and the Existing Indenture shall not be modified hereby.

         5. MATTERS CONCERNING THE TRUSTEE. The Trustee accepts the trusts of the Existing Indenture, as amended and supplemented by this Third Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Existing Indenture, as amended and supplemented by this Third Supplemental Indenture, to which the parties hereto and the Holders from time to time of the Securities agree and, except as expressly set forth in the Existing Indenture, as amended and supplemented this Third Supplemental Indenture, shall incur no liability or responsibility in respect thereof. Without limiting the generality of the foregoing, the recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness, and the Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture or ay consents thereto.

         6. RATIFICATION AND CONFIRMATION OF THE EXISTING INDENTURE. Except as expressly amended hereby, the Existing Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

         7.  MISCELLANEOUS.

        (a) Binding Effect. All agreements of the Company in this Third Supplemental Indenture shall be binding upon the Company's successors. All agreements of the Trustee in this Third Supplemental Indenture shall be binding upon its successors.

        (b) Governing Law. This Third Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

        (c) Conflict with Trust Indenture Act of 1939. If and to the extent that any provision of this Third Supplemental Indenture limits, qualifies or conflicts with the duties imposed by Sections 310-317 of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") by operation of Section 318(c) of the Trust Indenture Act, the imposed duties shall control.

        (d) Headings for Convenience of Reference. The titles and headings of the sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         (e) Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall constitute but one and the same agreement.

         (f) Severability. In case any provision of this Third Supplemental Indenture shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Existing Indenture shall not in any way be affected or impaired thereby.

         (g) Effect Upon Existing Indenture. This Third Supplemental Indenture shall form a part of Existing Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                            [signature page follows]

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Third Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto affixed all as of the day and the year first above written.

                               CORRECTIONS CORPORATION OF AMERICA,
                               AS ISSUER

                               By:      /s/ Todd J. Mullenger
                                   ------------------------------------------
                               Name:    Todd J. Mullenger
                               Title:   Vice President, Treasurer


                               U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

                               By:      /s/ Patrick E. Thebado
                                   ------------------------------------------
                               Name:    Patrick E. Thebado
                               Title:   Vice President

STATE OF TENNESSEE        )
COUNTY  OF  DAVIDSON      )

         On the 10th day of July, 2003, before me personally came Todd J. Mullenger, to me known, who, being duly sworn, did depose and say that he is the Vice President, Treasurer of CORRECTIONS CORPORATION OF AMERICA one of the corporations described in and which executed the foregoing instrument; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                            /s/ Sheila R. Daniels
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                            Notary Public - Sheila R. Daniels
                            My Commission Expires 11-27-04





STATE OF MASSACHUSETTS    )
COUNTY OF  SUFFOLK        )

         On the 14th day of July, 2003, before me personally came Patrick E. Thebado, to me known, being duly sworn, did depose and say that he is the Vice President of U.S. BANK NATIONAL ASSOCIATION, the banking corporation and trust company described in and which executed the foregoing instrument; that he knows the seal of said banking corporation and trust company; that the seal affixed to said instrument is such banking corporation and trust company seal; that it was so affixed by the authority of the Board of Directors of said banking corporation and trust company; and that she signed his name thereto by like authority.

                            /s/ Christine E. Sampson
                            ------------------------------------------
                            Notary Public - Christine E. Sampson
                            My Commission Expires March 28, 2004